BROKER DEALER SELLING AGREEMENT

This Broker-Dealer Selling Agreement (hereinafter “Agreement”) is made by and between PRUCO SECURITIES, LLC (hereinafter "Distributor"), The Prudential Insurance Company of America (hereinafter “Prudential”), Pruco Life Insurance Company (hereinafter “PLIC) and Pruco Life Insurance Company of New Jersey (hereinafter “PLNJ”), (hereinafter, the preceding three entities referred to collectively as the “Company”), and [Broker Dealer]. (hereinafter "Broker-Dealer"), and together with Broker-Dealer’s duly licensed affiliates set forth on the Schedule A, attached hereto and made a part hereof (hereinafter the “Affiliates”)
Whereas, Company is an issuer of variable life contracts (hereinafter “Contracts,” “Policy” or “Policies”) identified on attached Schedule B and have appointed Distributor as the sole principal underwriter of such Contracts; and
Whereas, the Contracts are duly registered under the Securities Act of 1933, as amended (hereinafter “Securities Act”); and
Whereas, Distributor, Company, and Broker-Dealer wish to enter into an agreement to have Broker-Dealer solicit application for Contracts.
Now, therefore, for good and valuable consideration, the sufficiency of which is acknowledged hereby, and intending to be legally bound, the parties agree as follows:
I.Appointment/Authorization
Pursuant to the authority delegated to it by the Company, Distributor hereby authorizes Broker-Dealer, and/or the Affiliates during the term of this Agreement, to solicit applications for Contracts. Such Contracts are identified as Eligible Products in a List of Eligible Products that is identified as Schedule B, attached hereto and made a part hereof. Distributor or the Company may update or amend Schedule B, which will be effective upon notice, as defined in Section XX, (hereinafter, “Notice”) to the Broker-Dealer that a new or amended Schedule B has been issued.
II.Authority and Undertakings of the Broker-Dealer
A.With regard to Contracts, Broker-Dealer is authorized hereby to:
solicit, procure and submit applications for Contracts of the Company through Registered Representatives (defined below), provided that both the Broker-Dealer (and/or the Affiliates) and the Registered Representatives are properly licensed, registered and state appointed to do so, in accordance with applicable laws and regulations and the Company’s Licensing, Appointment and Registration policy, as amended from time to time. “Registered Representative” is defined as a duly registered representative of Broker-Dealer, in good standing, with the authority to sell Contracts as required by the Financial Industry Regulatory Authority, Inc. (hereinafter “FINRA”) and who is appointed as a non exclusive agent of the Company and properly licensed and appointed in accordance with applicable laws and regulations and the Company’s Licensing, Appointment and Registration policy, as amended from time to time.
B.Broker-Dealer agrees to the following undertakings in its capacity as a Broker-Dealer with regard to its Registered Representatives for Contracts:
1.Broker-Dealer has full responsibility for the training and supervision of all Registered Representatives who are engaged, directly or indirectly, in the offer, sale and/or administration

VARIABLE BDSA 11-2021

1 of 17

of Contracts to ensure that they are in compliance with all applicable federal, state and local laws and regulations and all rules and procedures of the Company (which rules and procedures may be changed by the Company at its own discretion.) Broker-Dealer shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Registered Representatives. Additionally, Broker-Dealer shall establish, maintain, and enforce a supervisory system, as set forth by FINRA Conduct Rules, to supervise the activities of each Registered Representative that is reasonably designed to achieve compliance with applicable securities laws and regulations, and with the applicable rules of FINRA.
2.Broker-Dealer shall be responsible for determining the suitability for recommendations and sales for Registered Representatives of Contracts. Broker-Dealer shall be solely responsible for determining the suitability of recommendations for purchases and sales of Contracts that are made by its Registered Representatives. Broker-Dealer shall take steps to ensure that Registered Representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant, in accordance with applicable laws and regulations including FINRA Rules, regulations and administrative policies.
3.Broker-Dealer shall be responsible for the delivery of all Contracts, amendments thereto and all other documents to each Contract owner, and shall ensure that all other delivery requirements have been satisfied, promptly and in accordance with the Company’s delivery requirements; require return of unplaced Contracts; review all applications before submitting them to the Company and will submit only those applications that have been properly completed and for which Broker-Dealer or its Affiliates and Registered Representatives have the licenses and appointments required by the Company.
4.Broker-Dealer is authorized to designate Registered Representatives for appointment by Company to solicit applications for Contracts. Broker-Dealer shall not propose a Registered Representative for appointment unless he or she duly is licensed as an insurance agent in the state(s) in which it is proposed he or she shall solicit applications for Contracts and is a registered representative of Broker-Dealer. Broker-Dealer shall assist the Company in the appointment of Registered Representatives in conformance with applicable insurance laws and such rules and procedures as may be established by Company. Broker-Dealer shall conduct a thorough and diligent investigation of the trustworthiness, competence, character, reputation and criminal background of each Registered Representative that satisfies the requirements for appointment of an agent in each state the individual is to be appointed, the Violent Crime Control and Law Enforcement Act of 1994 (18 U.S.C. Sect. 1033 and 1034) (hereinafter the “Crime Bill”) and, as applicable, federal securities regulations and FINRA rules prior to proposing them for appointment and any other applicable laws. Broker-Dealer shall recommend for appointment only those Registered Representatives known to be of good character, trustworthy, financially responsible and competent to serve as an agent for Company, and who otherwise qualify for appointments under the applicable state insurance laws when proposed for appointment. Additionally, the Broker-Dealer shall notify the Company immediately if the Broker-Dealer has knowledge that any person who was recommended for appointment and who was appointed by the Company no longer meets the qualification requirements of applicable state insurance laws. The Company shall have sole discretion to appoint, refuse to appoint, discontinue, or terminate the appointment of any Registered Representative. Upon the Company giving Notice to Broker-Dealer of its withdrawal of authority of a Registered Representative to solicit applications, Broker-Dealer will immediately ensure that any such Registered Representative ceases all such activities.

VARIABLE BDSA 11-2021

2 of 17

5.Broker-Dealer shall assist Contract owners in obtaining prompt service from the Company with respect to the administration of Contracts and in maintaining their coverage.
III.Limitations of Broker-Dealer’s Authority
Broker-Dealer’s authority is limited to what is authorized in Section II. This Section is intended to provide examples, not an entire listing of actions that are outside the authority granted in Section II. Broker-Dealer agrees that its authority is limited to the solicitation and marketing of Contracts in accordance with this Agreement. Broker-Dealer represents and agrees on behalf of itself, its Registered Representatives and Affiliates that none of them will act in a manner not authorized by this Agreement and that any such unauthorized actions, including but not limited to, the following actions, would be considered a breach of this Agreement:
A.make, alter, modify or discharge any Contract or other form; waive any provision or condition of a Contract; bind the Company; extend the time of paying any premium; accept or receive promissory notes for payment of premium.
B.adjust or settle any claim, or commit the Company or Distributor with respect to any claim, incur any expense or liability on account of the Company or Distributor except as specifically directed or authorized in writing by the Company or Distributor.
C.expend, nor contract for the expenditure of the funds of Company or Distributor, nor incur any liability on behalf of Company or Distributor, without specific written authority to do so from the Company or Distributor.
D.make representations as an agent of the Company or Distributor in any manner or for any purpose except as specifically authorized by this Agreement.
E.provide or offer to provide any inducement not specified in the Contract or any rebate, either directly or indirectly, to any person or entity, as an inducement to purchase any Contract.
F.obtain signed forms from applicants or Contract owners unless the forms are completed for submission to the Company. Registered Representatives may not request that an applicant or Contract owner pre-sign any Contract form for use at a later date.
G.deliver or allow the delivery of a Contract unless the health of the proposed insured(s) is in accordance with the Company’s requirements, if any, and, where required, the first premium is paid in full.
H.make any misrepresentation or incomplete comparison for the purpose of inducing a potential or actual Contract owner to purchase, convert, lapse, surrender all or any portion of, forfeit, borrow from, or replace any Contract;
I.induce or attempt to induce any Contract owner to replace or relinquish a Contract or to withdraw values from a Contract when doing so would be in violation of the Company’s Replacement Policy or any state or federal law or regulation or not in the interest of the customer.
J.accept any payments for Contracts, unless the funds are made payable to the Company as provided in Section VIII.
K.engage in any insurance transaction that requires compensation disclosure, as determined by the applicable law, without making such required compensation disclosure.
L.solicit applications for Policies on military installations or otherwise engage in activity contrary to instruction provided by the US Department of Defense or state law regarding such.
IV.Broker-Dealer Representations

VARIABLE BDSA 11-2021

3 of 17

Broker-Dealer represents and agrees on behalf of itself and its Registered Representatives:
A.that solicitation and all activities by Broker-Dealer shall be undertaken only in accordance with applicable laws and regulations. No Registered Representative of Broker-Dealer shall solicit applications for Contracts until the Registered Representative and Broker-Dealer or its Affiliates are duly licensed and appointed by Company in accordance with applicable laws and regulations and in accordance with the Company’s Licensing, Appointment, and Registration Policy, in the appropriate states or other jurisdictions.
B.that neither it nor its Registered Representatives are authorized by Distributor or Company to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the prospectus, if applicable, or other solicitation material authorized in writing by Distributor or Company.
C.to abide by the Company’s policies and procedures related to the solicitation and sale of Contracts, which are identified on Schedule C attached hereto and made a part thereof.
D.that the Broker-Dealer and its affiliates and Registered Representatives will comply with all applicable insurance laws, regulations and requirements and all other applicable state and federal laws, regulations and requirements in soliciting applications for Policies; that the Broker-Dealer will be fully responsible for all acts of its affiliates or Registered Representatives in soliciting applications for Policies.
E.that it is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, (hereinafter “1934 Act”) and a member in good standing of FINRA, and that its Registered Representatives who will be soliciting applications for the Contracts will be duly registered representatives of Broker-Dealer. Furthermore that each one will be a registered representative in good standing, with authority to sell the Contracts as required by FINRA.
F.that, except as disclosed to the Company on Broker-Dealer’s or Registered Representatives’ application for appointment or otherwise in writing, neither Broker-Dealer’s insurance license nor the insurance license of Registered Representative has ever been revoked, suspended, or rescinded in any state or jurisdiction; neither Broker-Dealer nor any Registered Representative has ever been fined by any insurance regulator in an amount of $15,000 or more; and neither Broker-Dealer nor any of its Registered Representatives are currently the subject of any disciplinary proceeding or investigation in any state or jurisdiction by any Department of Insurance, Attorney General’s office or other government authority.
G.that, except as disclosed to the Company on Broker-Dealer’s, Registered Representatives’ applications for appointment or otherwise in writing, if Broker-Dealer or any of its Registered Representatives are or have ever been a registered principal or representative of a member of FINRA, the said registration with FINRA is not now and never has been suspended, revoked or canceled; that neither Broker-Dealer nor any of its Registered Representatives have ever been fined by FINRA or other self-regulatory organization in an amount of $15,000 or more; that neither Broker-Dealer nor any of its Registered Representatives are currently the subject of any disciplinary proceeding or investigation by the SEC or FINRA; that neither Broker-Dealer nor any of its Registered Representatives have ever been convicted of any criminal felony involving dishonesty or breach of trust or of any other offense set forth in the Crime Bill ; that Broker Dealer performs the due diligence required by law to ensure that Broker Dealer, its officers, directors, employees engaging in the business of insurance, Registered Representatives are, and for the term of this Agreement shall continue to be, in compliance with the requirements of the Crime Bill.
H.that Broker-Dealer, upon request of Distributor and/or Company, shall, within thirty (30) days of receipt, return to Distributor a questionnaire or certification regarding any regulatory, civil and/or

VARIABLE BDSA 11-2021

4 of 17

criminal proceedings, including arbitration, against the Broker-Dealer or any Registered Representative commenced or concluded by any state insurance or securities department, FINRA, the SEC, or other self-regulatory organization, and/or in any court of competent jurisdiction during the twelve (12) month period prior to the date of the questionnaire or certification. Broker-Dealer shall provide Distributor with a full explanation regarding matters disclosed in the questionnaire or certification. Broker-Dealer also agrees to send to Distributor, if requested by Distributor, copies of all Disclosure Reporting Forms applicable to Registered Representatives authorized to solicit applications for and sell the Contracts simultaneously with filing such forms with FINRA. Additionally, Broker-Dealer shall notify Distributor of any regulatory investigation, fine or sanction concerning an individual or firm who is authorized to represent Distributor or Company under this Agreement.
I.that Broker-Dealer will promptly notify the Company of any allegation that the Broker-Dealer, or any of its affiliates or Registered Representatives, violated any law or regulation which may impact their ability to represent the Company.
J.that neither Broker-Dealer nor any of its Registered Representatives will solicit applications for Contracts in any state, jurisdiction or commonwealth unless the Contract has been approved for sale by the appropriate regulatory authority in that state, jurisdiction or commonwealth.
K.that Broker-Dealer shall furnish the Company with proof of proper insurance licensing for itself and its Affiliates, and its Registered Representatives. Broker-Dealer will also notify the Company in writing immediately of the termination of the employment or affiliation of a Registered Representative who is appointed to represent the Company pursuant to this Agreement.
L.that with regard to life insurance Contracts, Broker-Dealer agrees to submit to the Company cases from Broker-Dealer which have been packaged for underwriting purposes. Such case packages should include the application, a copy of the as-sold illustration, all relevant financialinformation, and either copies of relevant attending physicians’ statements and other required medical information or a listing of the medical underwriting requirements Broker-Dealer has ordered. Broker-Dealer further agrees to submit informal or inquiry case packages for underwriting purposes that include only the relevant information needed to assess the risk; that in obtaining and assembling this information it is acting as the representative of the applicant, proposed insured and not as an agent of the Company.
M.that Broker-Dealer agrees that all terms and conditions of this Agreement apply to Broker-Dealer, any Affiliate of Broker-Dealer that is set forth in Schedule A, and any Registered Representative of Broker-Dealer or any Affiliate who solicits applications for Contracts on behalf of Broker-Dealer or its Affiliate; Broker-Dealer further agrees to ensure that such Registered Representatives and Affiliates comply with all terms and conditions of this Agreement. Furthermore, Broker-Dealer agrees to notify Company immediately if Broker-Dealer, its Registered Representatives or Affiliates breach any terms and conditions of this Agreement.
N.that no Company Policy shall be sold where, at the time of delivery, the Broker-Dealer or anyone associated with Broker-Dealer has knowledge that there is a practice or plan to initiate a life insurance policy for the benefit of a third party investor who, at the time of such policy origination, has no insurable interest in the insured.
O.that Broker-Dealer and anyone associated with Broker-Dealer will not participate directly or indirectly in any transaction where a Company Policy is sold to or used in any manner with a viatical or life settlement company or is part of a viatical or life settlement.
P.that submission of an application for a Contract is proof that a registered principal of the Broker- Dealer has approved the transaction in accordance with FINRA rules.

VARIABLE BDSA 11-2021

5 of 17

Q.that prior to submitting Company forms to Company, to perform a due diligence review of the Company form in order to determine, from a visual standpoint, whether or not the form is unaltered. Unaltered is defined as a Company form that, upon visual review, has not been changed from its original state. Examples include but are not limited to white-out, scratch outs or any other modifications. Broker-Dealer agrees to only submit Unaltered Company forms to the Company. Certain alterations to data on the form may be acceptable if initialed by the policyowner/insured, as determined by the Company.
R.that for any Contract, Broker-Dealer warrants that the solicitation will be made by use of currently effective prospectus for the Contract and the underlying funds and if required by state law, the Statement of Additional Information for the Contract; that the prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client that are inconsistent with any statement made in the prospectus.
S.that Broker-Dealer shall pay all expenses incurred by it in the performance of this Agreement unless specifically provided for in this Agreement or in a writing signed by the Company and/or Distributor and Broker-Dealer.
T.that with regard to any bank marketing, Broker-Dealer will comply with the disclosure and advertising requirements implemented by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and all other applicable laws and requirements, including but not limited to disclosures with respect to the sale or recommendation of Contracts, marketing material and illustrations.
U.that Broker-Dealer shall notify Distributor and/or Company prior to recommending a Registered Representative for appointment, if that Registered Representative has been placed under heightened supervision by the Broker-Dealer.
V.to complete a permanent registration for the PrudentialXpress website at www.pruxpress.com (hereinafter the “Website”) within 30 days of the effective date of this Agreement. Use of the Website will be subject to the terms and conditions of the Website.
W.for the term of the Agreement to access the Website no less frequently than once every 90 days and to read and review the “Notices & Schedules” page of the Licensing Section.
X.for the term of the Agreement, to maintain an active Website registration.

V.Independent Contractor
Broker-Dealer is an independent contractor under this Agreement. Nothing herein contained shall make Broker-Dealer, or any Registered Representative, an employee of Company or Distributor. Neither Broker- Dealer nor its Registered Representatives shall hold themselves out to be employees of Company or Distributor in any dealings with the public. Broker-Dealer and its Registered Representatives are free to exercise independent judgment as to the time, place and means of performing the authority granted, subject to the terms and conditions of this Agreement. Broker-Dealer’s business and any services provided by Broker-Dealer or its Registered Representatives, other than those authorized by this Agreement, are not and will not be represented to be the business of the Company.

VI.Obligations Of The Company And Distributor
A.Company and Distributor reserve the right at any time, and without notice to withdraw and limit the offering of Contracts or interest in any accounts relating thereto.

VARIABLE BDSA 11-2021

6 of 17

B.Distributor, during the term of this Agreement, will advise Broker-Dealer of the issuance by the SEC of any stop order with respect to the registration statements or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts and of any other action or circumstance that may prevent the lawful sale of any Contract in any state or jurisdiction.
C.During the term of this Agreement, Distributor shall promptly advise Broker-Dealer of any amendment to any registration statement or any amendment or supplement to any prospectus included within the registration statement.
VII.Sales, Advertising And Marketing Materials/Use of Name/Logo – Prior Review and Written Approval Required
Broker-Dealer agrees that any material it develops, approves or uses for sales, training, advertising, marketing, explanatory, website or other purposes that it intends to publish, distribute, use or display in any manner or in any media in existence today or hereinafter created that mentions by name the Contracts, the Distributor or the Company or contains the name, marks or logos of the Company (or an affiliate of the Company or any logos of any of them) will not be used without the prior written consent of the appropriate party (Company or Distributor). Broker-Dealer, its Registered Representative will not publish, issue, circulate, or use in any manner whatsoever any advertisements or marketing materials describing or referring to the Company or Distributor, the Contracts, or any product of the Company unless such advertisements or marketing materials have been approved in writing in advance by the appropriate party (Company or Distributor) and such approval has not been withdrawn. Approved materials may not be altered without the prior written approval of the Distributor or the Company except that any approved content that contains ratings or financial data relating to Distributor, Company and/or any of its affiliates must be maintained current and up-to-date. Broker-Dealer is authorized to and responsible for obtaining the most recent information and update ratings and financial data content to most recent quarter or annual information, whichever is applicable. This updated information must be obtained directly from Distributor or the Company.
Once approved for use, the Company hereby grants a non-exclusive, non-transferable, non-assignable revocable, royalty-free limited license to use the Prudential Logo and the Company names as set forth in the attached Schedule E (Collectively, the Company Marks”) on the approved materials and/or website, only in connection with content approved in advance in writing by the Company. If Broker-Dealer uses the Company Marks, on its website, it represents and warrants that its website will not contain libelous, defamatory, obscene, pornographic, abusive or otherwise unlawful material or material that infringes the rights of third parties. Broker-Dealer acknowledges that any use by Broker-Dealer of the Company Marks pursuant to this Agreement shall inure to the benefit of Company.
Broker-Dealer further acknowledges Company’s exclusive rights in the Company Marks and the goodwill pertaining thereto, and agrees that it shall not challenge the validity of Company’s ownership thereof or the validity of this Agreement. Broker-Dealer may only use the Prudential Logo in the exact color (PMS 300) and black, and in the electronic format provided by the Company. Broker-Dealer must also follow the Company’s Logo Standards attached hereto as Schedule F.
Broker-Dealer acknowledges that it has no right, title, license, or interest, express or implied, in and to the Prudential name/marks and/or Rock Prudential Logo, except for the limited purpose specifically provided in this Agreement.
Broker-Dealer, its Registered Representatives will not misrepresent the Contracts or the Company and Distributor and will make no oral or written representation which is inconsistent with the terms of the Contracts or with the information in any illustration or sales literature furnished by the Company.
VIII.Payments

VARIABLE BDSA 11-2021

7 of 17

A.Neither Broker-Dealer nor its Registered Representatives can accept cash or any other form of payment made payable to the Broker-Dealer or any Registered Representative.
B.Broker-Dealer may accept a check or money order made payable to the Company, but only for Contracts and under the following circumstances:
1.when the application and the check are submitted simultaneously and the Company’s standards for prepaid applications have been met, or
2.the Company’s delivery requirements have been met and the Contract has been delivered.
C.The check or money order must be forwarded to the Company within one business day of receipt by the Broker-Dealer or its Registered Representative.
IX.Compensation
A.Company shall arrange for the payment of compensation to Broker-Dealer or its Affiliate, if applicable, as compensation for the sale of Contracts by a Registered Representative of Broker- Dealer, Distributor shall cause Company to arrange for the payment of compensation to Broker- Dealer or its Affiliate, if applicable and allowable under federal law. The amount of compensation payable under this section (hereinafter “Compensation”) shall be in accordance with the Company’s Commission Schedule in effect as of the date of issue, as determined by the Company for each Contract. If the Company determines the Broker-Dealer is eligible for any expense allowances or a Compensation arrangement that differs from the commission schedules posted to the Website, such Compensation will be communicated to the Broker-Dealer in writing in a separate Schedule. No Compensation is payable unless the Broker-Dealer and the Registered Representative have first complied with all applicable insurance laws, rules and regulations and such payments would not constitute a violation of such insurance laws, rules and regulations, anything in this Agreement to the contrary notwithstanding. The Broker-Dealer or Affiliate will only be entitled to compensation for Contracts that have been submitted by the Broker-Dealer, accepted by the Company, delivered to the Contract owner and where all the requirements of the Company’s Licensing, Appointment and Registration Policy have been satisfied (hereinafter “Contracts Placed by Broker-Dealer”).
B.If the Company returns, for any reason, any premiums or purchase payments on any Contract, rescinds the Policy or considers the Policy to be void from inception, the Broker-Dealer will have an immediate obligation to, and will upon demand, repay the Company all the Compensation previously paid to the Broker-Dealer or its Affiliate as a result of those premiums or purchase payments.
C.The Company shall have and be entitled to exercise a right of offset for any amounts due the Company, or any affiliate of the Company, from Broker-Dealer against any and all Compensation otherwise payable to Broker-Dealer under this Agreement.
D.When two or more Broker-Dealers are involved in a sale, Compensation will be payable in proportion as directed on the application or in a writing acceptable to the Company.
E.No further Compensation is payable to the Broker-Dealer or Affiliates after the Contract sold by the Broker-Dealer has lapsed, or after the discontinuation of premium payments, but should the Broker-Dealer secure the reinstatement of the Contract, while properly licensed to do so, the Company will pay compensation to the Broker-Dealer on premiums collected, as though the Contract had not lapsed. With regard to a Contract not sold by the Broker-Dealer, but where the Broker-Dealer secures the reinstatement and signs the reinstatement form, if the time between the lapse and reinstatement is less than three months, no compensation shall be payable to the Broker- Dealer. However, if the time between the lapse and the reinstatement is greater than three months,

VARIABLE BDSA 11-2021

8 of 17

all compensation (current and future) shall be payable to the Broker-Dealer based upon the original issue date of the Contract.
F.No compensation will be paid on any premium that is waived.
G.If a Contract or Policy is converted from or replaces, in whole or in part, a policy or contract or annuity contract previously issued by this Company, Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company or by any insurer where Company is reinsuring the policy or contract, the Company has the right to determine what, if any, compensation will be allowed.
1.Notwithstanding anything to the contrary in the Agreement or any Commission Schedule, Company has the right to determine what, if any, compensation will be allowed when premium payments made during any policy or contract year exceed Company’s premium limits in place when the Policy or Contract was issued and placed. If the Company pays any Compensation on premium that exceeds such limits, the Broker-Dealer will have an immediate obligation to, and will upon demand, repay the Company all the Compensation previously paid to the Broker-Dealer or its Affiliate related to such Policy or Contract as a result of such premiums payments exceeding Company’s limits.
H.No Compensation will be paid on any Contract issued as a result of the conversion of group life insurance.
I.Compensation set forth in the Schedule D of this Agreement is subject to change at any time upon Notice to Broker-Dealer. Changes will not affect Compensation for any Contract placed prior to the effective date of the change.
J.Service Compensation, if applicable as defined in Schedule D, shall be payable for the period and upon the terms set forth in Schedule D.
K.No assignment of Compensation is valid against the Distributor and/or Company unless directed by Broker-Dealer and agreed upon by Distributor and/or Company and unless allowable under all applicable laws.
L.Notwithstanding any provision of this Agreement to the contrary, if the transaction is subject to the jurisdiction of the New York Insurance Department, no Compensation in excess of the compensation limits established by the Insurance Law of the State of New York will be due or payable by the Company to Broker-Dealer.
M.No Compensation is payable on any extra war risk premium which may be charged in connection with any Contract.
N.If a Contract is changed to a different kind or amount, or if its date is changed, the Company will recalculate Compensation as of the date of the change. Additional Compensation will be paid or recaptured as a result of this calculation.
O.Compensation on premiums paid more than three months in advance are payable on the date the premiums are due.
P.No compensation shall be paid, and any compensation previously paid shall be returned to the Company or Distributor on request, if the Company or Distributor, in its sole discretion, determines not to issue the Contract(s) applied for, refunds the premium paid pursuant to any request by the Contract owner, refunds any premium paid as the result of a complaint by the Contract owner, or determines that any person or entity required to be licensed for the solicitation of Contracts is not duly licensed to sell such Contracts in the appropriate jurisdictions.
Q.Upon the termination of this Agreement, the Company will pay Compensation to the Broker-Dealer or its Affiliate on any renewal Compensation which would otherwise be due on business placed

VARIABLE BDSA 11-2021

9 of 17

with Company prior to the termination date of this Agreement unless such receipt of renewal Compensation is determined to violate current directives to the contrary as provided by FINRA, state or federal law or regulation or a court of competent jurisdiction.
R.Compensation due is vested to the Broker-Dealer for the period set forth in the attached Schedule D and if such receipt of Compensation is permitted by applicable state and federal law.

VARIABLE BDSA 11-2021

10 of 17

S.If any withdrawals are made from any Contract during the first twelve months of the Contract, Company will recapture Compensation attributable to the withdrawal of the premium, but not attributable to the withdrawal of the earnings on the premium.
T.The Company will determine the amount of Compensation payable for a Contract placed by Broker-Dealer, which was not included in Schedule D at the time of sale.
X.Books And Records
Broker-Dealer shall have the responsibility for maintaining its records and the records of its Registered Representatives and Affiliates. Broker-Dealer shall maintain such other records as are required of it by applicable federal and state laws and regulations and FINRA rules. These records will be made available to the Distributor and Company for inspection upon request, including after termination of this Agreement. The books and records maintained by Broker-Dealer under the terms of this Agreement that relate to the sale of the Contracts, shall be maintained so as to clearly and accurately disclose the nature and details of the transactions as required by appropriate laws, rules and regulations and for the period required by law. Broker-Dealer and its Registered Representatives and Affiliates shall also comply with any record hold order issued by the Company.
XI.Complaints, Investigations and Proceedings
A.Broker-Dealer agrees to immediately provide Notice to Company of any Policy complaints, investigations or disciplinary proceedings received by Broker-Dealer or any of its affiliates or Registered Representatives relating to the Policies, Company or any threatened or filed action or civil litigation arising out of the conduct of business under this Agreement. Additionally, Broker- Dealer shall immediately forward to Company, by certified mail and to the address provided for Notice in this Agreement any legal process or notice of claims served on Broker-Dealer or any of its affiliates or Registered Representatives in a suit or proceeding against Broker-Dealer or any of its affiliates or Registered Representatives arising out of the conduct of business under this Agreement.
B.Broker-Dealer and any of its affiliates and Registered Representatives shall cooperate with Company in investigating and responding to any complaint, attorney demand, or inquiry received from state insurance departments or other regulatory agencies or legislative bodies, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement. Cooperate, as referred to in this provision, shall include, but is not limited to, the provision of information as may be necessary to furnish Company with a complete understanding of the facts and circumstances surrounding the complaint, demand or inquiry.
C.Any response by Broker-Dealer or any of its affiliates or Registered Representatives to a Policy complaint arising out of the conduct of business under this Agreement must be sent to Company for its approval before being sent. Any responses to such Policy complaints must be sent to Company not less than fifteen (15) business days before being sent, except that if a more prompt response is required, the proposed response may be communicated to Company.
D.Broker-Dealer and any of its affiliates or Registered Representatives are not authorized, and are expressly forbidden, from settling or offering to settle any complaint or litigation from a Policy owner, assignee, beneficiary or other party in interest to a Policy.

XII.Term of Agreement; Suspension; Termination; Survival
A.This Agreement shall be in force from its Effective Date and thereafter shall remain in force, except that either party may unilaterally terminate this Agreement upon thirty (30) days' Notice to the other party of its intention to do so.

VARIABLE BDSA 11-2021

11 of 17

B.This Agreement may be terminated for cause by the Company and/or Distributor for, but not limited to, any of the following reasons:
1.fraud by Broker-Dealer or Registered Representatives;
2.material misrepresentations by Broker-Dealer or Registered Representatives regarding the Company, Distributor, or the Company’s products, or the performance of either;
3.conversion of funds by Broker-Dealer;
4.breach of this Agreement;
5.the suspension, revocation, cancellation or rescission of any state insurance license or FINRA license or registration of Broker-Dealer or Registered Representatives; or
6.insolvency of Broker-Dealer.
C.Termination for any of the reasons set forth in sub-sections B.1. through B.4. will occur immediately upon Notice to Broker-Dealer. Termination for the reason set forth in sub-section
B.5. and B.6. will occur automatically at the date and hour of the action described in sub-section
B.5. and B.6.
D.Either party shall have the right to suspend Broker-Dealer’s right to solicit and sell Contracts to potential contract owners, by giving the other party thirty (30) days notice of the suspension.
E.Upon termination of this Agreement, all authorizations, rights and obligations shall cease except those contained in Sections IV, VII, VIII, IX, X, XI, XIII, XV, and XVI.
XIII.Indemnity
A.Indemnification by Distributor – The Distributor agrees to indemnify and hold harmless Broker- Dealer, its directors, trustees, and officers, and each person, if any, who controls the Broker-Dealer within the meaning of Section 15 of the Securities Act, (collectively, the “Indemnified Parties” for the purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject as a result of any untrue statement of any material fact contained in any registration statement, prospectus, or any other sales or offering materials furnished by the Distributor or approved in writing by the Distributor relating to the Contracts or related separate account (or any amendment or supplement to any of the foregoing), or as a result of the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
B.Indemnification by Company – Company agrees to indemnify and hold harmless Broker-Dealer, its directors, trustees, and officers, and each person, if any, who controls the Broker-Dealer within the meaning of Section 15 of the Securities Act, (collectively, the “Indemnified Parties” for the purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject as a result of any untrue statement of any material fact contained in any registration statement, prospectus, or any other sales or offering materials furnished by the Company or approved in writing by the Company relating to the Policies or related separate account (or any amendment or supplement to any of the foregoing), or as a result of the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
C.Indemnification by the Broker-Dealer - Broker-Dealer shall indemnify, defend and hold harmless the Company and Distributor and each person who controls or is associated with the Company or Distributor within the meaning of the federal securities laws and any director, officer, corporate

VARIABLE BDSA 11-2021

12 of 17

agent, employee, attorney and any representative thereof, from and against all losses, expenses, claims, damages and liabilities (including any costs of investigation and legal expenses and any amounts paid in settlement of any action, suit or proceeding of any claim asserted) which result from, arise out of or are based upon:
1.any breach by Broker-Dealer, its Registered Representatives or Affiliates of any provision or term or condition of this Agreement;
2.any violation by Broker-Dealer, its Registered Representatives or Affiliates of any federal, state, local or foreign law or regulation;
3.any claim by a Registered Representative against the Company or Distributor for Compensation; or
4.bad faith, negligence, misconduct, willful malfeasance or omissions of the Broker-Dealer, its Registered Representatives or Affiliates in the solicitation of applications for, or sales of, Contracts or any other unlawful sales practices or conduct.
D.If a party is named in any lawsuit or other proceeding for which such party believes it may be entitled to indemnification hereunder, such party will:
1.Promptly notify the indemnifying party of any such proceeding, investigation, or litigation and furnish the indemnifying party with a copy of any notices, pleadings and other correspondence;
2.Provide the indemnifying party reasonable opportunity to consult with the indemnified party in the development of strategy and the substantive position to be taken, and the determination of the course of action to be taken; and
3.Consider in good faith any suggestion made by the indemnifying party and follow the recommendations of the indemnifying party, including its recommendations as to settlement, compromise or other agreed upon resolution of the proceeding, provided there is a reasonable basis for such recommendations and there is no material adverse effect on the indemnified party.
E.The Indemnifying Party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
XIV.Fidelity Bond
Broker-Dealer agrees that all directors, officers and employees of Broker-Dealer and all its Registered Representatives who are appointed pursuant to this Agreement or who have access to funds of the Company and/or Distributor are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement or any other defalcation, issued by a reputable bonding company. This bond shall be maintained at Broker-Dealer’s expense. Such bond shall be at least equivalent to the minimal coverage required under FINRA Conduct Rules, endorsed to extend coverage to life insurance and annuity transactions. Broker-Dealer acknowledges that the Company and/or Distributor may require evidence that such coverage is in force and Broker-Dealer shall promptly give Notice to the Company and/or Distributor of any notice of cancellation or change of coverage. Broker-Dealer assigns any proceeds received from the fidelity bond company to the Company and/or Distributor to the extent of the Company’s and/or Distributor’s loss due to activities covered by the bond. If there is any deficiency, Broker-Dealer will promptly pay the Company and/or Distributor that amount on demand, and Broker-Dealer shall indemnify and hold harmless the Company and/or Distributor from any deficiency and from the cost of collection. Additionally, Broker-Dealer and its Affiliates shall maintain other errors and omissions or liability insurance acceptable to Company and/or Distributor.

VARIABLE BDSA 11-2021

13 of 17

XV.Privacy & Cybersecurity
Each party acknowledges that they may be provided with information or access information about customers of Company or Broker-Dealer (“Customer Information”). Each party agrees to comply with all federal, state, provincial and/or local law or regulation related to privacy. Furthermore, each party represents and warrants that it has implemented and currently maintains an effective information security program to protect the Customer Information, which program includes administrative, technical, and physical safeguards:
A.to ensure the security and confidentiality of Customer Information;
B.to protect against any anticipated threats or hazards to the security or integrity of such Customer Information; and
C.to protect against unauthorized access to or use of Customer Information which could result in substantial harm or inconvenience to either party or other affiliates, or to customers of any of them.
Broker-Dealer shall promptly notify Company if Broker-Dealer is in material breach of this provision. Broker-Dealer shall promptly notify Company if it has suffered a breach of security of personal information affecting any consumer to whom Broker-Dealer has sold any Company Policy.
Each party agrees that it shall keep and maintain all Confidential Information (as defined below) in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure; and shall use and disclose Confidential Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement. Each party further agrees that it shall not, directly or indirectly, disclose Confidential Information to any third party, except with the disclosing party’s prior written consent or as permitted under the terms of this Agreement. Notwithstanding any other provision of this Agreement with Broker-Dealer regarding Confidential Information, in the event that access to or delivery of any Confidential Information is requested of Company by a regulatory, self-regulatory or supervisory authority having appropriate jurisdiction, Company may comply with such request.
For purposes of this provision, Confidential Information is defined as information respecting all past, present or future business activities of each party, written or oral, including without limitation: information relating to a party’s planned or existing businesses or initiatives; organizational restructuring plans; actual and projected sales, profits and other financial information; technology (computer systems and architecture, computer hardware and software, methods); processing and operational methods; insurance, annuities and financial services product strategies, actuarial calculations, designs, administration and management; tax interpretations or positions; information respecting or materials of third parties with whom a party conducts business; and employees and personnel; and any policies, procedures and standards. Notwithstanding the foregoing, Confidential Information does not include information that (i) is lawfully made available to the general public, (ii) is or becomes generally known to the public not as a result of a disclosure by the receiving party, (iii) is rightfully in the possession of the receiving party prior to disclosure by the disclosing party, (iv) is received by a party in good faith and without restriction from a third party reasonably believed to have the right to make such disclosure, or (v) is independently developed by or for the receiving party without use or reference to the Confidential Information.
Without limiting the foregoing, or any other provision in this Agreement, Broker-Dealer will comply with the requirements set forth in Schedule G attached hereto.

XVI.Anti-Money Laundering
A.Broker-Dealer, its Registered Representatives and Affiliates agree to comply with applicable laws, regulations and self-regulatory organization rules and guidance governing the detection, prevention and reporting of money laundering and terrorist financing activities, including, but not limited to:

VARIABLE BDSA 11-2021

14 of 17

(1) provisions of the USA PATRIOT Act of 2001 and regulations thereunder; (2) provisions of the Bank Secrecy Act and regulations thereunder; (3) relevant rules and regulations promulgated by the Office of Foreign Assets Control; (4) relevant rules and guidance of FINRA; and (5) all record keeping, reporting and auditing requirements of these laws, regulations and rules. Distributor and Company shall have the right, upon reasonable Notice, to obtain and review documentation evidencing compliance with the foregoing laws, regulations and rules. Broker-Dealer agrees to promptly notify Distributor and Company if it becomes aware of any changes in the representations set forth herein.
B.Broker-Dealer agrees that it has developed and adopted a Customer Identification Program in accordance with Section 326 of the USA PATRIOT Act and all implementing rules and regulations, including rules contained in Securities and Exchange Commission Release No. 34-47752. Such Customer Identification Program must provide reasonable procedures to: (1) verify the identity of any person seeking to open an account with Broker-Dealer; (2) maintain records of the information used by Broker-Dealer to verify the person’s identity; and (3) determine whether a customer appears on any list of known or suspected terrorists or terrorist organizations issued by any Federal governmental agency.
C.Broker-Dealer agrees to require and ensure that its Registered Representatives and Affiliates have completed anti-money laundering training.
D.Broker-Dealer agrees, upon request to provide Distributor with a certification declaring (i) that it has implemented its anti-money laundering program in accordance with Section 352 of the USA PATRIOT Act, (ii) that it or its agent will perform the specified requirements of Broker-Dealer’s Customer Identification Program in the manner contemplated by Section 326 of the USA PATRIOT Act and all implementing rules and regulations, and (iii) its Registered Representatives and Affiliates have completed the foregoing anti-money laundering training.
XVII.General Provisions
A.Assignability – This Agreement shall not be assigned by either party without the prior written consent of the other.
B.Non-Waiver - Any right(s) not enforced by the Company or Distributor under this Agreement will not be construed as a waiver of any of the terms and conditions of this Agreement and the same will remain in full force and effect. A waiver of any provision in this Agreement will not be deemed to be a waiver of any other provision, whether or not similar, nor will any waiver of a provision in this Agreement be deemed to constitute a continuing waiver.
C.Severability - Any term or provision of this Agreement which is invalid pursuant to the laws and regulations of that jurisdiction will, as for that jurisdiction, be ineffective. Such term or provision will not render the remaining terms and provisions of this Agreement invalid. In addition, such term or provision will not affect the validity of any of the terms or provisions of this Agreement in any other jurisdiction.
D.Captions - The captions or headings of this Agreement are for convenience and ease of reference only. They will have no effect on the meaning or interpretation of any provision of this Agreement.
E.Amendment - The Company or Distributor reserves the right to amend this Agreement at any time. Submission of an application for a Contract after Notice of such amendment will constitute agreement of the Broker-Dealer to such amendment.
F.Entire Agreement – This Agreement and its Schedules and Addendums constitute the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written.
G.Policy/Contract Issuance – Company reserves the right, in its sole discretion, not to issue a Policy or Contract.

VARIABLE BDSA 11-2021

15 of 17

XVIII.Effective Date -

This Agreement is effective once fully executed by both the Distributor and Broker-Dealer. The Effective Date shall be the date the Distributor executes the Agreement.
XVIII.Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to the conflicts of laws provisions) thereof and that in all cases where a party seeks relief in connection with this Agreement in a court of competent jurisdiction, the exclusive forum and venue shall be the state and federal courts having jurisdiction and venue in the State of New Jersey.
XIX.Notice
Notice to the Broker-Dealer under this Agreement will be provided by the Company or Distributor and will be deemed given as follows:
A.When posted to the “Notices & Schedules” page of the Company’s Website;
B.When sent electronically by e-mail to the Broker-Dealer’s most recent e-mail address on file with the Company or Distributor; or
C.When provided in writing and sent by facsimile, prepaid overnight courier, or first-class mail to the Broker-Dealer’s most recent address on file with the Company.

All notices to the Company under this Agreement will be provided in writing by the Broker-Dealer and sent, prepaid overnight courier, or first-class mail to:
If to Distributor:
Pruco Securities, LLC
213 Washington Street - 18th floor Newark, NJ 07102
Attention: Business Controls

If to Company:
The Pruco Life Insurance Company
213 Washington Street - 18th floor
Newark, NJ 07102
Attention: Business Controls

The Pruco Life Insurance Company of New Jersey
213 Washington Street - 18th floor
Newark, NJ 07102
Attention: Business Controls

VARIABLE BDSA 11-2021

16 of 17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the dates set forth below.
[Broker Dealer]

TIN: xx-xxxxxxx

By:
[Principal Name]

Title:     Date:

Broker-Dealer’s e-mail address:

PRUCO SECURITIES, LLC
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:
Date:

VARIABLE BDSA 11-2021

17 of 17

SCHEDULE A

Each of the undersigned is affiliated with Broker-Dealer and represents that it holds the necessary corporate insurance license to act in connection with the sale of Contracts, as defined in the Agreement, in those states so identified next to its name. By executing this Schedule A each of the undersigned agrees to be bound by the terms and conditions of the Agreement as if each Affiliate was the Broker-Dealer for purposes of applying the terms and conditions of this Agreement.

COMPANY    STATE(S)    TIN and Officer’s Signature.

VARIABLE BDSA_5-2021
BD V only(Notice)

SCHEDULE B

Contracts for Pruco Life Insurance Company

•PruLife® Custom Premier II* (“VUL” Flexible Premium Variable Universal Life Insurance Contract)
•VUL Protector®*
•PruLife® SVUL Protector℠*

Contracts for Pruco Life Insurance Company of New Jersey

•PruLife® Custom Premier II* (“VUL” Flexible Premium Variable Universal Life Insurance Contract)
•VUL Protector®*
•PruLife® SVUL Protector℠*

* Securities under the Securities Act of 1933

VARIABLE BDSA_5-2021
BD V only(Notice)

SCHEDULE C
List of Policies and Procedures

•Licensing, Appointment and Registration Policy

•Replacement Policies and Procedures

VARIABLE BDSA_5-2021
BD V only(Notice)

SCHEDULE E

COMPANY MARKS

PRUCO SECURITIES, LLC PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

VARIABLE BDSA_5-2021
BD V only(Notice)

SCHEDULE F
Prudential Logo Standards

Logo color

The color of the logo is Pantone Matching System (PMS) 300 or a process color match of PMS 300 (100% cyan, 43% magenta).

Because this “Prudential Blue” is a distinguishing color that consumers associate with our company, it should be used whenever possible. You can use black if PMS 300 is not available.

No other colors can be used.

The Rock and “Prudential” must be the same color (whether it’s PMS 300 or black). For instance, the Rock cannot be in black if the type is in blue.

You should not use a white “reversed-out” negative logo image unless neither PMS 300 nor black can be used.

If you are using the Dainippon Ink & Chemicals, Incorporated (DIC) color matching system, use 579 blue as a “Prudential Blue” equivalent.

To achieve “Prudential Blue” in an electronic medium, use the following RGB models:

•Internet Palette: Red 51, Green 102, Blue 204
•Lotus Notes: Red 0, Green 130, Blue 191

Prudential logo clear zone

Our logo, as the defining mark of the company, must be easily noticed and clearly readable. To make sure the logo has a strong presence in every printed piece, all other design elements should be spaced at least one Rock’s distance (x) away from the Prudential logo.

VARIABLE BDSA_5-2021
BD V only(Notice)

Incorrect use of the logo

Using the logo properly in all media is absolutely vital in maintaining its integrity and, ultimately, reinforcing the strength of the Prudential brand. Below are a number of incorrect uses of the logo.

•Do not use old versions of the Prudential logo.
•Although the Rock may be used on its own, never use the logotype without the Rock as a logo.
•Never alter the size relationship between the Rock and the logotype.
•Never substitute another typeface for the logotype.
•Never use decorative designs or enclosing shapes with the logo.
•Never use the Rock as part of another visual element or logo.
•Never print the logo in colors other than those specified by the guidelines.
•Never print the Rock and the logotype in separate colors.

VARIABLE BDSA_5-2021
BD V only(Notice)

SCHEDULE G
CYBERSECURITY OBLIGATIONS SCHEDULE

This Schedule G supplements the terms and conditions of the Agreement and, unless a provision in the Agreement is more protective of Company, this Schedule G shall control in the event of any inconsistency between the Agreement and this Schedule G. Additionally, to the extent not in conflict with this Schedule G, the parties acknowledge and agree that Broker-Dealer’s obligations under the Agreement with respect to information security and confidentiality shall apply to Nonpublic Information.

1.Definitions. As used in this Schedule G, the following capitalized terms will have the meanings set forth below:

1.1.“Cybersecurity Event” means any act or attempt, successful or unsuccessful, to gain unauthorized access to, disrupt or misuse an Information System or information stored on such Information System.
1.2.“Information System” means a discrete set of electronic information resources organized for the collection, processing, maintenance, use, sharing, dissemination or disposition of electronic information, as well as any specialized system such as industrial/process controls systems, telephone switching and private branch exchange systems, and environmental control systems.
1.3.“Multi-Factor Authentication” means authentication through verification of at least two (2) of the following types of authentication factors: (a) knowledge factors, such as a password; (b) possession factors, such as a token or text message on a mobile phone; or (c) inherence factors, such as a biometric characteristic.
1.4.“Nonpublic Information” means information that is not Publicly Available Information and is:
(a)     business related information of Company the tampering with which, or unauthorized disclosure, access or use of which, would cause a material adverse impact to the business, operations or security of Company;
(b)     any information concerning an individual which because of name, number, personal mark, or other identifier can be used to identify such individual, in combination with any one or more of the following data elements: (i) social security number, (ii) drivers’ license number or non-driver identification card number, (iii) account number, credit or debit number, (iv) any security code, access code or password that would permit access to an individual’s financial account, or (v) biometric records; or
(c)     any information or data, except age or gender, in any form or medium created by or derived from a health care provider or an individual and that relates to: (i) the past, present or future physical, mental or behavioral health or condition of any individual or member of the individual’s family, (ii) the provision of health care to any individual, or (iii) payment for the provision of health care to any individual.
For the avoidance of doubt, the term Nonpublic Information includes Confidential Information and Customer Information, each as defined in the Agreement. To the extent not in conflict with this Schedule, Broker-Dealer’s obligations under the Agreement with respect to information security and confidentiality shall also apply to Nonpublic Information.
1.5.“Penetration Testing” means a test methodology in which assessors attempt to circumvent or defeat the security features of an Information System by attempting penetration of databases or controls from outside or inside an Information System.
1.6.“Person” means any individual or any non-governmental entity, including but not limited to any non-governmental partnership, corporation, branch, agency or association.
1.7.“Publicly Available Information” means any information that Company has a reasonable basis to believe is lawfully made available to the general public from: (a) federal, state or local government records; (b) widely distributed media; or (c) disclosures to the general public that are required to be made by federal, state or local law.
1.8.“Risk Assessment” means the risk assessment that Broker-Dealer is required to conduct under Section 7 (Risk Assessments) of this Schedule.
1.9.“Risk-Based Authentication” means any risk-based system of authentication that detects anomalies or changes in the normal use patterns of a Person and requires additional verification of the Person’s identity when such deviations or changes are detected, such as through the use of challenge questions.
2.Cybersecurity Program. Broker-Dealer represents, warrants and covenants that it has implemented and maintains, and shall continue to maintain, a cybersecurity program that includes administrative, technical and physical safeguards designed to protect the confidentiality, integrity and availability of Nonpublic Information and Broker-Dealer’s

VARIABLE BDSA_5-2021
BD V only(Notice)

Information Systems. Broker-Dealer’s cybersecurity program is, and shall remain, designed to:
(a)     identify and assess internal and external cybersecurity risks that may threaten the security or integrity of Nonpublic Information stored on Broker-Dealer’s Information Systems;
(b)     use defensive infrastructure and implement policies and procedures to protect Broker-Dealer’s Information Systems, and Nonpublic Information stored on such Information Systems, from unauthorized access, use or other malicious acts and minimize the likelihood of harm to any individual;
(c)     detect Cybersecurity Events;
(d)     respond to identified or detected Cybersecurity Events to mitigate any negative effects;
(e)     recover from Cybersecurity Events and restore normal operations and services;
(f)     fulfill applicable regulatory reporting obligations; and
(g)    define and periodically reevaluate a schedule for retention of Nonpublic Information and a mechanism for its destruction when no longer needed.
3.Cybersecurity Policies. Broker-Dealer shall implement and maintain a written policy or policies, approved by its board of directors or equivalent governing body, setting forth Broker-Dealer’s policies and procedures for the protection of its Information Systems and Nonpublic Information stored on such Information Systems. Such policies will address the following areas, to the extent applicable: (a) information security; (b) data governance and classification; (c) asset inventory and device management; (d) access controls and identity management; (e) business continuity and disaster recovery planning and resources; (f) systems operations and availability concerns; (g) systems and network security; (h) systems and network monitoring; (i) systems and application development and quality assurance; (j) physical security and environmental controls; (k) customer data privacy; (l) vendor and third party service provider management; (m) risk assessments; and (n) incident response.
4.Chief Information Security Officer. Broker-Dealer shall designate a qualified individual responsible for overseeing and implementing its cybersecurity program and enforcing its cybersecurity policies, and will use qualified cybersecurity personnel to manage its cybersecurity risks and perform core cybersecurity functions.
5.Penetration and Vulnerability Testing. Unless Broker-Dealer conducts continuous monitoring of its Information Systems to detect, on an ongoing basis, changes in such Information Systems that may create or indicate vulnerabilities, Broker-Dealer shall conduct: (a) Penetration Testing of its Information Systems at least annually; and (b) vulnerability assessments at least bi-annually, including any systematic scans or reviews of its Information Systems reasonably designed to identify publicly known cybersecurity vulnerabilities.
6.Access Controls and Authentication. Broker-Dealer shall limit user access privileges to its Information Systems that provide access to Nonpublic Information and shall periodically review such access privileges. Broker-Dealer shall use effective controls to protect against unauthorized access to Nonpublic Information and its Information Systems that store Nonpublic Information, including the use of Multi-Factor Authentication or Risk-Based Authentication. Broker-Dealer shall use Multi-Factor Authentication for accessing its internal networks from an external network.
7.Risk Assessments. Broker-Dealer shall conduct a periodic, documented Risk Assessment of its Information Systems sufficient to inform the design of its cybersecurity program. Such Risk Assessment shall be updated as reasonably necessary to address changes to Broker-Dealer’s Information Systems, Nonpublic Information or business operations. Broker-Dealer's Risk Assessment shall allow for revision of controls to respond to technological developments and evolving threats and shall consider the particular risks of Broker-Dealer’s business operations related to cybersecurity, Nonpublic Information collected or stored, Information Systems utilized and the availability and effectiveness of controls to protect Nonpublic Information and Information Systems.
8.Data Retention. Broker-Dealer shall implement and maintain policies and procedures for the secure disposal on a periodic basis of any Nonpublic Information that is no longer necessary for exercising its rights under the Agreement, unless such information is required to be retained by law or regulation or where disposal is not reasonably feasible due to the manner in which it is maintained. Any Nonpublic Information so retained by Broker-Dealer shall continue to be subject to the Agreement and this Schedule.
9.Encryption. As part of its cybersecurity program, Broker-Dealer shall implement controls, including but not limited to encryption, or alternative compensating controls approved by Company, to protect Nonpublic Information held or transmitted by Broker-Dealer both in transit over external networks and at rest.
10.Notice of Cybersecurity Event. Broker-Dealer shall notify Company as promptly as possible but in no event later than forty-eight (48) hours from a determination that a Cybersecurity Event has occurred. Thereafter, Broker-Dealer shall conduct a prompt investigation of such Cybersecurity Event. Broker-Dealer shall retain records concerning any

VARIABLE BDSA_5-2021
BD V only(Notice)

Cybersecurity Event for a period of at least five (5) years from the date of such Cybersecurity Event and will provide such records upon Company’s request.
11.Due Diligence. For the purpose of auditing Broker-Dealer’s compliance with this Schedule, Broker-Dealer shall provide to Company, on reasonable notice: (a) access to Broker-Dealer’s premises at which Nonpublic Information is processed and records pertaining to Nonpublic Information; and (b) reasonable assistance and cooperation of Broker-Dealer’s relevant staff. Broker-Dealer shall also provide to Company, upon request, copies of the then-current policies referenced in Section 3 (Cybersecurity Policies) above and such other documents as are reasonably required by Company to verify Broker-Dealer’s compliance with this Schedule.
12.Survival. Broker-Dealer’s obligations under this Schedule G shall continue for so long as Broker-Dealer continues to have access to or is in possession of Nonpublic Information, even if the Agreement has been terminated or sales of the Contracts are no longer permitted thereunder (i.e., Broker-Dealer’s authorization is limited to only servicing the Contracts).

VARIABLE BDSA_5-2021
BD V only(Notice)

AMENDMENT TO BROKER/DEALER SELLING AGREEMENT –
FIRST AMENDMENT TO 11 NYCRR 224 (NEW YORK INSURANCE REGULATION 187)

The Prudential Insurance Company of America, Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey (collectively, “Company”) and Pruco Securities, LLC (“Distributor”) hereby provide notice to [BD name] and its insurance agency affiliates (collectively, “Selling Firm”) pursuant to the Amendment section of that certain Broker/Dealer Selling Agreement among Company, Distributor and Selling Firm dated [xxx] (“BDSA”) that the BDSA is hereby amended, as set forth below, to add provisions to address the First Amendment to New York Insurance Regulation 187, at 11 NYCRR 224.0 et seq., (“Amended Reg. 187”) (“NY 187 Amendment”). This NY 187 Amendment shall be effective as of the Life Effective Date, as defined below. Selling Firm, Company and Distributor are hereinafter referred to collectively as the “Parties.”
WHEREAS, the Parties entered into the BDSA for the sale and distribution of certain individual variable life insurance policies that are registered under the Securities Act of 1933, as amended, issued by Company and underwritten by Distributor through registered representatives of Selling Firm (“Variable Policies”), as set forth on the applicable schedule to the BDSA; and
WHEREAS, the New York Department of Financial Services issued Amended Reg. 187, requiring recommendations, as defined in Amended Reg. 187, with respect to, among other things, both new and in-force life insurance policies and certain transactions therein to be in consumers’ best interest, effective as of February 1, 2020 for life insurance (the “Life Effective Date”).
NOW, THEREFORE, the BDSA is hereby amended as follows:

1.Compliance with Best Interest Standard and Requirements. Notwithstanding any provisions to the contrary in the BDSA, the following provisions shall apply to Variable Policies subject to Amended Reg. 187 and shall be in addition to the provisions in the BDSA regarding compliance with applicable federal, state and self-regulatory organization standard of care and suitability requirements for the Variable Policies:
a.With respect to recommendations (as defined in Amended Reg. 187) involving both new and in-force Variable Policies delivered or issued for delivery in the state of New York (collectively, “NY Products”), Selling Firm shall comply with, and ensure that its registered representatives comply with, the requirements of Amended Reg. 187 applicable to producers, including without limitation, compliance with the best interest, suitability, training, disclosure, information collection, documentation and determination requirements.
b.Selling Firm acknowledges and agrees that the submission of an application or transaction request with respect to a NY Product to Company by Selling Firm, a registered representative of Selling Firm shall be deemed to be a representation that Selling Firm and registered representative in connection therewith, complied with all requirements of Amended Reg. 187 as in effect at the time of such submission applicable to Selling Firm and registered representatives, as producers.
2.Selling Firm Performance of Delegated Functions. Selling Firm shall establish and maintain a supervision system for the supervision of sales transactions involving NY Products recommended by its registered representatives that meets the requirements of 11 NYCRR 224.6(b) of Amended Reg. 187.
3.Selling Firm Certification.

a.Selling Firm hereby certifies, and shall hereafter annually certify, the following: “Selling Firm has established and maintains a system of supervision for recommendations of sales transactions involving both new and in-force life

BD V only(Notice)

AMENDMENT TO BROKER/DEALER SELLING AGREEMENT –
FIRST AMENDMENT TO 11 NYCRR 224 (NEW YORK INSURANCE REGULATION 187)

insurance products issued by The Prudential Insurance Company of America, or Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey that are or were delivered or issued for delivery in the state of New York (“NY Products”), and such system of supervision includes, but is not limited to, standards and procedures for:
(i) the collection of a consumer’s suitability information with respect to sales transactions involving NY Products; (ii) the documentation and provision of disclosure required by New York insurance regulations, including the relevant suitability considerations and product information, both favorable and unfavorable, that provide the basis for any recommendation with respect to sales transactions involving NY Products; and (iii) the auditing and/or contemporaneous review of recommendations of sales transactions involving NY Products to monitor its registered representatives’ compliance with the obligation to act in the best interest of consumers.”
b.Certifications provided pursuant to this Section will be included in the annual certification letter sent to Selling Firm by Company or posted to PruXpress.
4.Training. To the extent that Selling Firm desires to utilize training other than Company-provided or Company- approved training to satisfy the training requirements of Amended Reg. 187, Selling Firm shall provide information about such other training to Company for consideration, and shall not implement such training without Company’s prior approval, which shall not be unreasonably withheld.
5.Audit of Delegated Supervision Functions.

a.Selling Firm shall cooperate with Company in connection with reasonable requests related to Company’s audits of supervision functions delegated to Selling Firm by Company.
b.Selling Firm shall maintain and make available upon reasonable request by Company records relating to supervision functions delegated to Selling Firm pursuant to this NY 187 Amendment.
6.Conflict. In the event of any conflict between the provisions of this NY 187 Amendment and any provision of the BDSA, the provisions of this NY 187 Amendment shall prevail with respect to the subject matter hereof.
Except as expressly provided herein, all other terms and conditions of the BDSA shall remain in full force and effect.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO SECURITIES, LLC

By: Ann Nanda Title: Vice President

2 of 2

BD V only(Notice)